Exhibit 21.1
List of Company Subsidiaries

Mellanox Technologies, Inc., incorporated on March 5, 1999, is a wholly owned subsidiary of Mellanox Technologies, Ltd.

Mellanox Technologies TLV Ltd. (formerly known as Voltaire, Ltd.), incorporated on April 9, 1997, is a wholly owned subsidiary of Mellanox Technologies, Ltd.

Mellanox Technologies Distribution, Ltd., incorporated on March 3, 2011, is a wholly owned subsidiary of Mellanox Technologies, Ltd.

Beijing Mellanox Technologies Co. Ltd., incorporated on June 29, 2012, is a wholly owned subsidiary of Mellanox Technologies, Ltd.

Mellanox Technologies Japan K.K. (formerly known as Voltaire Japan K.K.), incorporated on January 23, 2007, is a wholly owned subsidiary of Mellanox Technologies TLV Ltd.

Mellanox Technologies UK Ltd. (formerly known as Voltaire (UK), Ltd.), incorporated on May 17, 2007, is a wholly owned subsidiary of Mellanox Technologies TLV Ltd.

Mellanox Technologies UK Ltd. Taiwan Branch, incorporated on March 13, 2013, is a wholly owned subsidiary of Mellanox Technologies UK Ltd.

Mellanox Technologies Denmark ApS (formerly known as IPtronics A/S), incorporated on September 30, 2003, is a wholly owned subsidiary of Mellanox Technologies UK Ltd.

Mellanox Federal Systems, LLC, incorporated on April 25, 2012, is a wholly owned subsidiary of Mellanox Technologies, Inc.

Mellanox Technologies Silicon Photonics Inc. (formerly known as Kotura, Inc.), incorporated on September 29, 1994, is a wholly owned subsidiary of Mellanox Technologies, Inc.

Integrity Project Ltd., incorporated on October 12, 1999, is a wholly owned subsidiary of Mellanox Technologies TLV Ltd.

EZchip Semiconductor, Inc. (formerly known as Tilera Corporation), incorporated in Delaware on November 9, 2004 and reincorporated on March 5, 2009, is a wholly owned subsidiary of Mellanox Technologies, Inc.

Tilera Semiconductor Hong Kong Limited, incorporated on February 8, 2010 is a wholly owned subsidiary of EZchip Semiconductor, Inc.

Tilera Semiconductor Technologies (Shanghai) Ltd., incorporated on July 6, 2010, is a wholly owned subsidiary of Tilera Semiconductor Hong Kong Limited.

Tilera Semiconductor Technologies (Shanghai) Ltd. Beijing Branch, incorporated on October 15, 2010, is a wholly owned subsidiary of Tilera Semiconductor Technologies (Shanghai) Ltd.

Mellanox Technologies Singapore Pte. Ltd., incorporated on March 17, 2016, is a wholly owned subsidiary of Mellanox Technologies, Ltd.

Cigol Digital Systems Ltd., incorporated on December 2, 2009, is a wholly owned subsidiary of Mellanox Technologies TLV Ltd.

Mellanox Technologies India Private Limited, incorporated on August 18, 2017, shareholders are Mellanox Technologies, Ltd., 99.99% (9,999 equity shares) and Mellanox Technologies TLV Ltd. 0.01% (1 equity share).

Mellanox Technologies Australia Pty Ltd, incorporated on December 4, 2017, is a wholly owned subsidiary of Mellanox Technologies Singapore Pte. Ltd.

Beijing Mellanox Technologies Ltd. Shanghai Mellanox Network Technologies Branch, incorporated on December 25, 2017, is a wholly owned subsidiary of Beijing Mellanox Technologies Co. Ltd.